UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 18, 2005

ACE Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-11778	98-0091805
(State or other jurisdiction) of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

Based on the results of its independent investigation with respect to non-traditional or “finite risk” reinsurance agreement, ACE Limited (“ACE”) has decided to amend and restate its financial results for the years 2000 through 2004, as well as its results for each of the quarters in the years 2003 and 2004, and for the first quarter of 2005. The primary purpose of the restatement is to correct the accounting treatment for eight transactions in the “non-traditional products” or “finite risk” category. ACE’s decision to make this restatement was based on the results of the Company’s independent investigation and an internal re-evaluation of the accounting for certain transactions. ACE has also included in the restatement correction of certain unrelated errors of an immaterial nature.

The estimated cumulative impact of the restatement through the first quarter of 2005 is an increase in shareholders’ equity of approximately $1.0 million. The cumulative effect of the restatement for certain finite contracts as of the first quarter of 2005 is to increase shareholders’ equity by $13 million. The cumulative effect of the other unrelated corrections is to decrease shareholders’ equity by approximately $12 million. Additional detail pertaining to restated items year-by-year is provided in the table below. These estimates represent ACE’s best current estimates of the effects of the restatement.

ACE Limited

Summary Consolidated Financial Data

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

	As of and for the three months ended March 31, 2005		As of and for the year ended
			December 31, 2004		December 31, 2003
	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net premiums written	$3,365	$3,366	$11,528	$11,496	$10,215	$10,268
Losses and loss expenses	$1,786	$1,789	$7,714	$7,685	$6,118	$6,167
Income excluding net realized gains (losses) (1)	$441	$455	$988	$1,006	$1,197	$1,250
Net income	$433	$436	$1,139	$1,159	$1,417	$1,477

Diluted earnings per share:
Income excluding net realized gains (losses) (1)	$1.49	$1.54	$3.30	$3.36	$4.21	$4.40

Net income	$1.46	$1.48	$3.83	$3.90	$5.01	$5.22

Combined ratio	89.6%	88.9%	96.6%	96.4%	91.5%	91.0%

Reinsurance recoverable	$14,608	$14,273	$15,254	$14,887	$14,081	$13,332
Tangible shareholders’ equity (1)	$7,357	$7,275	$7,224	$7,148	$6,124	$6,017
Shareholders’ equity	$9,965	$9,966	$9,836	$9,843	$8,835	$8,811

	As of and for the year ended
	December 31, 2002		December 31, 2001		December 31, 2000
	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net premiums written	$8,068	$8,160	$6,363	$6,512	$4,879	$4,909
Losses and loss expenses	$4,906	$4,974	$4,552	$4,724	$2,936	$2,979
Income excluding net realized gains (losses) and cumulative effect of adopting a new accounting standard (1)	$494	$517	$(73)	$(108)	$582	$556
Net income (loss)	$77	$100	$(146)	$(181)	$543	$517

Diluted earning (loss) per share:
Income (loss) excluding net realized gains (losses) and cumulative effect(1)	$1.74	$1.82	$(0.42)	$(0.57)	$2.48	$2.36
Net income (loss)	$0.19	$0.27	$(0.74)	$(0.88)	$2.31	$2.19

Combined ratio	101.7%	101.2%	111.6%	112.3%	95.5%	96.4%

Reinsurance recoverable	$13,991	$13,307	$11,398	$10,797	$8,995	$8,541
Tangible shareholders’ equity (1)	$3,672	$3,511	$3,335	$3,157	$2,573	2,429
Shareholders’ equity	$6,389	$6,311	$6,107	$6,012	$5,420	$5,360

[1]	Non-GAAP Financial Measures:

Income excluding net realized gains (losses) and the tax effect of net realized gains (losses) is a common performance measurement. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. We exclude net realized gains (losses) because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, the availability of market opportunities.

Tangible shareholder’s equity is shareholders’ equity less goodwill.

The following is a reconciliation of these non-GAAP financial measures:

	As of and for the three months ended March 31, 2005		As of and for the year ended
			December 31, 2004		December 31, 2003
	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net income (loss)	$433	$436	$1,139	$1,159	$1,417	$1,477
Net realized gains (losses)	(4)	(15)	195	197	252	259
Income tax expense (benefit)	4	4	44	44	32	32

Income excluding net realized gains (losses)	$441	$455	$988	$1,006	$1,197	$1,250

Shareholders’ equity	$9,965	$9,966	$9,836	$9,843	$8,835	$8,811
Goodwill	2,608	2,691	2,612	2,695	2,711	2,794

Tangible shareholders’ equity	$7,357	$7,275	$7,224	$7,148	$6,124	$6,017

	As of and for the year ended
	December 31, 2002		December 31, 2001		December 31, 2000
	As previously reported	As restated	As previously reported		As previously reported	As restated
Net income (loss)	$77	$100	$(146)	$(181)	$543	$517
Net realized gains (losses)	(489)	(489)	(58)	(58)	(39)	(39)
Income tax expense (benefit)	(72)	(72)	(8)	(8)	—	—
Cumulative effect of adopting a new accounting standard	—	—	(23)	(23)	—	—

Income excluding net realized gains (losses) and cumulative effect of adopting a new accounting standard	$494	$517	$(73)	$(108)	$582	$556

Shareholders’ equity	$6,389	$6,311	$6,107	$6,012	$5,420	$5,360
Goodwill	2,717	2,800	2,772	2,855	2,847	2,931

Tangible shareholders’ equity	$3,672	$3,511	$3,335	$3,157	$2,573	$2,429

ACE will file a Form 10-K/A for the year ended December 31, 2004 during August 2005 reflecting these adjustments and their impact on disclosures as applicable for the years 2000-2004. The notes to the audited financial statements in the Form 10-K/A will reflect restatements for each of the quarters in the two years ended December 31, 2004. The Form 10-K/A will also include an updated management’s assessment of internal control over financial reporting at December 31, 2004. ACE will also file a Form 10-Q/A for the three months ended March 31, 2005 reflecting these adjustments.

As a result of the foregoing restatement, ACE’s original financial statements and related independent registered public accountants’ reports thereon for those periods should no longer be relied upon.

Background

As previously reported, ACE and its subsidiaries have received numerous subpoenas, interrogatories and civil investigative demands in connection with the ongoing industry wide investigations of insurance business practices and non-traditional or loss mitigation insurance products, often referred to as “finite risk reinsurance.” An independent investigation into these products, under the direction of the Audit Committee of ACE’s Board of Directors, reviewed finite risk contracts to which ACE subsidiaries were a party. ACE itself also re-evaluated the accounting of certain transactions. The investigation has not identified any instances of inappropriate conduct by current senior management of the company or by members of the Board of Directors. The investigation is continuing and is expected to be concluded by the time of the restatement.

As a result of this investigation and the re-evaluation, ACE believes that eight finite risk contracts were accounted for in an incorrect manner. Of these, seven did not meet the applicable risk transfer requirements of FAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” and should have been recorded as deposits. The remaining contract was an inter-company agreement which was not properly eliminated in consolidation. Each of these eight contracts originated prior to 2002. Two of them remain in effect; six are no longer in effect. Of the eight contracts, three involved ACE as buyer, three involved ACE as seller and two were between wholly-owned subsidiaries of ACE Limited.

Some of the contracts being restated involved written or oral agreements, understandings or discussions pertaining to risk expectations that were not factored into the accounting treatment at the time of origination. In certain instances, agreements of this sort reduced or eliminated the anticipated risk transfer upon which the original accounting was based and resulted in the present restatement.

Based on these determinations, ACE’s management recommended to the Audit Committee of ACE’s Board of Directors that adjustments be made to correct the accounting treatment of these reinsurance arrangements. After conferring with ACE’s management and discussing the matter with PricewaterhouseCoopers LLP, on July 18, 2005, ACE’s Audit Committee heard and adopted that recommendation and the Board of Directors accepted the recommendation and authorized the restatement.

ACE believes that it has established appropriate internal controls, both before and during the course of the investigation, to address these issues. These controls include the prohibition of so-called “buy-side” finite risk contract acquisition without approval of the chief executive officer of ACE Limited, and the issuance of extensive guidelines and restrictions pertaining to the accounting for and marketing of so-called “sell- side” finite risk contracts.

The adjustments reflected in the restatement will also include the correction of certain unrelated entries that should have been recorded in the periods being restated. These relate to errors identified in the accounting for certain deferred compensation plans and immaterial adjustments made in prior quarters.

It is possible that at the time of the restatement ACE will include other items or additional finite risk contracts. In addition, further restatements of ACE’s financial results are also possible.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Copy of the Company’s press release, issued July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED.

By:	/s/ Paul Medini
Paul Medini Chief Accounting Officer

DATE: July 21, 2005

INDEX TO EXHIBITS

Exhibit #	Description
99.1	Copy of the Company’s press release, issued July 21, 2005.